UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): March 16, 2015

HomeStreet, Inc.
(Exact name of registrant as specified in its charter)

Washington	001-35424	91-0186600
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
601 Union Street, Ste. 2000, Seattle, WA 98101
(Address of principal executive offices) (Zip Code)
(206) 623-3050
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Compensatory Arrangements of Certain Officers

On March 16, 2015, Cory Stewart, the Chief Accounting Officer and principal financial officer of HomeStreet, Inc. (“HomeStreet”) gave notice to HomeStreet of his intention to resign from his position effective June 19, 2015 (the “Departure Date”). Mr. Stewart provided reassurance to HomeStreet that he would assist in a smooth transition during the lead up to his departure and would continue to perform his duties as Chief Accounting Officer until the Departure Date.

In connection with his proposed departure, Mr. Stewart and HomeStreet entered into a Separation and Retention Agreement and General Release (the “Separation Agreement”) pursuant to which Mr. Stewart will remain an at-will employee until June 19, 2015 (“the Departure Date”), and upon his departure from HomeStreet will receive a retention/severance bonus of $95,000 and  a pro-rated bonus of $44,000 to be paid to him pursuant to the Management Support Incentive Plan (“the Management Plan”) for his service to HomeStreet in 2015.   No later than the Departure Date, he will also be paid a bonus of $44,000 for his performance in 2014 pursuant to the Management Plan.  If HomeStreet terminates Mr. Stewart’s employment prior to the Departure Date for any reason other than conduct by Mr. Stewart constituting a breach of HomeStreet’s Code of Business Conduct and Ethics, HomeStreet will pay Mr. Stewart the three bonus amounts described above.  However, if Mr. Stewart terminates his employment prior to the Departure Date or if HomeStreet terminates his employment due to conduct by Mr. Stewart constituting a breach of HomeStreet’s Code of Business Conduct and Ethics, Mr. Stewart will not be entitled to receive the retention/severance bonus or the pro-rated bonus under the Management Plan for 2015.  In exchange, Mr. Stewart agrees to continue to serve as Chief Accounting Officer and provide certain releases to HomeStreet.

The Company has commenced a search for a Chief Financial Officer and anticipates filling the position in the near term.

The foregoing description is qualified by reference to the Separation Agreement, a copy of which will be filed by HomeStreet as an exhibit to the Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2015.

This Form 8-K contains forward-looking statements concerning HomeStreet, Inc. All statements other than statements of historical fact are forward-looking statements. Forward-looking statements are based on many beliefs, assumptions, estimates and expectations, taking into account information currently available to us. When used in this Form 8-K, the words “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “should,” “will” and “would” and similar expressions (including the negative of these terms) may help identify forward-looking statements. Such statements involve inherent risks and uncertainties, many of which are difficult to predict and are generally beyond the control of the Company. These risks include statements predicated upon our ability to attract and retain executive talent and staff. Actual results may differ from or fall materially short of our expectations and we may change our plans or take additional actions that differ in material ways from our current intentions. Accordingly, you should not unduly rely on our forward-looking statements. All forward-looking statements are based on information available to the Company as of the date hereof, and we do not undertake to update or revise any forward-looking statement, for any reason.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 20, 2015.

HomeStreet, Inc.
By: /s/ Godfrey B. Evans
Godfrey B. Evans
Executive Vice President, Chief Administrative
Officer, General Counsel and Corporate Secretary